As filed with the Securities and Exchange Commission on February 12, 1999
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           PROGRAMMER'S PARADISE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                      13-3136014
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                             1157 Shrewsbury Avenue
                          Shrewsbury, New Jersey 07702
                                 (732) 389-8950
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

               PROGRAMMER'S PARADISE, INC. 1986 STOCK OPTION PLAN
                   PROGRAMMER'S PARADISE, INC. 1995 STOCK PLAN
           PROGRAMMER'S PARADISE, INC. 1995 NON-EMPLOYEE DIRECTOR PLAN
             ------------------------------------------------------
                            (Full Title of the Plans)

                               William H. Willett
                      President and Chief Executive Officer
                           Programmer's Paradise, Inc.
                             1157 Shrewsbury Avenue
                          Shrewsbury, New Jersey 07702
                                 (732) 389-8950
             ------------------------------------------------------
 (Name, Address and Telephone Number, including area code, of Agent for Service)

                                    Copy to:
                             Lawrence M. Bell, Esq.
                        Golenbock, Eiseman, Assor & Bell
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 907-7300

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed maximum         Proposed maximum
 Title of securities to be        Amount to be        offering price per       aggregate offering           Amount of
         registered              registered(1)             share(2)                 price(2)           registration fee(2)
 -------------------------       -------------        ------------------       ------------------      -------------------
Common Stock, par
value $.01 per share               1,344,951                $14.625                $19,669,908              $5,468.23


----------
(1) Represents (i) 19,951 shares issuable upon the exercise of options granted under the Programmer's Paradise, Inc.'s 1986 Stock Option Plan; (ii) 1,137,500 shares issuable upon the exercise of options granted or to be granted under the Programmer's Paradise, Inc.'s 1995 Stock Plan; and (iii) 187,500 shares issuable upon the exercise of options granted or to be granted under the Programmer's Paradise, Inc.'s 1995 Non-Employee Director Plan (collectively, the "Plans"), plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933 (the "Securities Act"), based upon the average of the high and low prices per share of the Common Stock (such average being $14.625) as reported on The Nasdaq Stock Market/Nasdaq National Market on February 5, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

                                ----------------

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

     The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for reofferings of shares of Common Stock of the Company identified in such Prospectus that constitute "control securities" and "restricted securities" (within the meaning of such General Instruction C).

REOFFER PROSPECTUS

                     COMMON STOCK (PAR VALUE $.01 PER SHARE)

                           PROGRAMMER'S PARADISE, INC.
                             1157 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702
                                 (732) 389-8950

                        1,344,951 SHARES OF COMMON STOCK
                                      UNDER
                           PROGRAMMER'S PARADISE, INC.
                             1986 STOCK OPTION PLAN
                               1995 STOCK PLAN AND
                         1995 NON-EMPLOYEE DIRECTOR PLAN

     The selling security holders identified in this prospectus may sell, from time to time, up to 1,344,951 shares of our common stock. The selling security holders may acquire these shares in the future pursuant to certain stock options that we have granted to them. These shares may be acquired by the selling security holders, and sold by them, over an extended period of time.

     The selling security holders may sell shares:

     o through the Nasdaq National Market System, in the over-the-counter market, in privately negotiated transactions or otherwise;

     o    directly  to  purchasers  or  through  agents,  brokers,   dealers  or
          underwriters; and

     o at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     Our common stock is traded on the Nasdaq National Market System under the symbol "PROG."

     INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is February 12, 1999

                                                 TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information...........................................3
Incorporation by Reference....................................................3
The Company...................................................................4
Risk Factors..................................................................4
     Competition..............................................................4
     Quarterly Fluctuations and Seasonality...................................5
     Foreign Operations.......................................................5
     Privacy Concerns With Respect to List Development and Maintenance........5
     Management Information Systems...........................................5
     Increases in Postage, Shipping and Paper Costs...........................5
     Changing Methods of Software Distribution................................6
     Dependence on Vendors....................................................6
     Rapid Changes in Software Products and Risk of Inventory Obsolescence....7
     Stock Volatility.........................................................7
     Acquisitions Strategy....................................................7
     State Sales Tax Collection...............................................7
     Year 2000 Compliance.....................................................8
Use of Proceeds...............................................................8
Selling Stockholders..........................................................8
Plan of Distribution..........................................................9
Legal Matters.................................................................9
Experts.......................................................................9

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.


                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (2) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

     (3) the Company's Quarterly Report on Form 10-Q for the three and six months ended June 30, 1998;

     (4) the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 1998;

     (5) the Company's Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 1998, for its Annual Meeting of Stockholders held on June 16, 1998; and

     (6) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A dated July 18, 1995.

     We will provide you without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: Programmer's Paradise, Inc., 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702, Attention: Chief Executive Officer. The Company's telephone number is: (732) 389-8950.

                           PROGRAMMER'S PARADISE, INC.

GENERAL

     We are an international marketer of software targeting the software development professional and information technology professional within enterprise organizations. We operate principally through five distribution channels -- internet, catalog, direct sales, telemarketing and wholesale distribution. Internet sales encompass our international web sites. Catalog operations include worldwide catalog sales, advertising and publishing. Direct sales operations include Programmer's Paradise Corporate Sales in the United States, ISP*D International Software Partners GmbH in Munich, Germany, a wholly owned subsidiary, ISP*F International Software Partners France SA, a
majority-owned subsidiary in Paris, France, and Logicsoft Holding BV, a wholly-owned subsidiary in the Netherlands. Telemarketing operations are presently conducted in the United States, Germany and the United Kingdom. Wholesale operations include distribution to dealers and large resellers through Lifeboat Distribution Inc. in the United States and Lifeboat Associates Italia Srl in Milan, Italy, also our subsidiaries. We are using our European-based operations as a platform for pan-European business development, including the distribution of local versions of our catalogs.

     In December 1995, the Company acquired Systematika Ltd. , a leading reseller of technical software in the United Kingdom and the publisher of the popular System Science catalog. In June 1996, we acquired substantially all of the assets of The Software Developer's Company, Inc. ("SDC") including The Programmer's Supershop catalog, our largest domestic competitor. In August 1997, we formed Programmer's Paradise, Canada Inc. located in Mississauga, Ontario, to serve the growing developer market in Canada. In September 1997, the Company acquired Logicsoft Holding BV the holding company for Logicsoft Europe BV, located in Amsterdam, The Netherlands. Logicsoft is the largest software-only corporate reseller of PC software in The Netherlands.

     Our address is:  1157  Shrewsbury  Avenue,  Shrewsbury,  New Jersey  07702,
Attention: Chief Executive Officer. Our telephone number is: (732) 389-8950.


                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED BELOW IN EVALUATING THE COMPANY AND ITS BUSINESS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. SEE "INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS."

COMPETITION

     The direct marketing industry and the computer software distribution business, in particular, are highly competitive. The Company competes with consumer electronic and computer retail stores, including superstores, and other direct marketers of software and computer related products. Certain software vendors are selling their products directly through their own catalogs and over the Internet. Certain competitors of the Company have financial, marketing and other resources greater than those of the Company. There can be no assurance that the Company can continue to compete effectively against existing competitors or new competitors that may enter the market. In addition, price is an important competitive factor in the personal computer software market and there can be no assurance that the Company will not be subject to increased price competition. An increase in the amount of competition faced by the Company or its failure to compete effectively against its competitors could have a material adverse effect on the Company's business, financial condition and results of operations.

QUARTERLY FLUCTUATIONS AND SEASONALITY

     The Company's sales and results of operations have fluctuated and are expected to continue to fluctuate on a quarterly basis as a result of a number of factors, including: the condition of the software industry in general; shifts in demand for software products; industry shipments of new software products or upgrades; the timing of new merchandise and catalog offerings; fluctuations in response rates; fluctuations in postage, paper, shipping and printing costs and in merchandise returns; adverse weather conditions that affect response, distribution or shipping; shifts in the timing of holidays; and changes in the Company's product offerings. The Company's operating expenditures are based on sales forecasts. If revenues do not meet expectations in any given quarter, operating results may be materially adversely effected.

     The Company has traditionally experienced a decrease in domestic net sales in its third quarter compared to other quarters. This traditional downturn in domestic net sales is exacerbated by the decline of European commercial activity in general and software sales in particular during the summer months.


FOREIGN OPERATIONS

     In addition to its activities in the United States, 60% of the Company's 1997 sales were generated internationally. Foreign operations are subject to general risks attendant to the conduct of business in each foreign country, including economic uncertainties and each foreign government's regulations. In addition, the Company's international business may be affected by changes in demand or pricing resulting from fluctuations in currency exchange rates or other factors.


PRIVACY CONCERNS WITH RESPECT TO LIST DEVELOPMENT AND MAINTENANCE

     The Company mails catalogs and sends electronic messages to names in its proprietary customer database and to potential customers whose names are obtained from rented or exchanged mailing lists. There has been increasing world-wide public concern regarding right to privacy issues involved with the rental and use of customer mailing lists and other customer information. Any domestic or foreign legislation enacted limiting or prohibiting these practices could have a material adverse effect on the Company's business, financial condition and results of operations.


MANAGEMENT INFORMATION SYSTEMS

     The Company's success is dependent on the accuracy and proper utilization of its management information systems, including its telephone system. The Company's ability to manage its inventory and accounts receivable collections; to purchase, sell and ship its products efficiently and on a timely basis; and to maintain its operations is dependent upon the quality and effective utilization of the information generated by its management information systems. The Company recognizes the need to continually upgrade its management information systems to most effectively manage its operations and customer data base. In that regard, the Company anticipates that it will, from time to time, require software and hardware upgrades for its present management information systems.


INCREASES IN POSTAGE, SHIPPING AND PAPER COSTS

     Increases in postal or shipping rates and paper costs could have a significant impact on the cost of production and mailing of the Company's catalogs and the shipment of customer orders. Postage prices and shipping rates increase periodically, and the Company has no control over increases that may occur in the future. The United States Postal Service has recently postal rates. Paper prices historically have been cyclical and significant increases have been experienced by the Company in the past. Significant increases in postal or shipping rates and paper costs could have a material adverse effect on the Company's business, financial condition and result of operations, particularly to the extent the Company is unable to pass on such increases directly to its customers or offset such increases by reducing other costs. In addition, strikes or other service interruptions by the postal service or third party couriers could adversely affect the Company's ability to deliver products on a timely basis.

     Additionally, the Company's operating results could be adversely affected by a delay in the intro duction of a major new software product or upgrading of more specialized products. Purchasers of software may delay the ordering of new software applications in the period immediately preceding such introduction for fear of technological obsolescence. The Company believes that software publishers often delay the release of related software products so as to coordinate with the release of these major new products or delay development of new products until after the importance of these new products can be evaluated. Delayed introductions of these new products could result in the delay or reduction of sales because the unreleased product cannot be delivered and could also adversely affect sales in that the Company, which often coordinates new catalog drops and marketing initiatives with such introductions and product upgrades, would be focusing catalog marketing on such unreleased products.


CHANGING METHODS OF SOFTWARE DISTRIBUTION

     The software distribution industry is undergoing significant change and consolidation. Software distributors are consolidating operations and acquiring or merging with other distributors or retailers to achieve economies of scale and increased efficiency. The current consolidation trend could cause the industry to become even more competitive and make it more difficult for the Company to maintain its operating margins. The manner in which software products are distributed and sold is also changing, and new methods of distribution and sale may emerge or expand. Software developers and publishers have sold, and may intensify their efforts to sell, their products directly to end users. The emergence of the Internet as a viable platform in which to conduct business transactions has both lowered the barriers for competition and broadened customers' access to products and information. This transition has heightened the Company's awareness to maintain a competitive edge in this market. From time to time certain developers and publishers have instituted programs for the direct sale of large order quantities of software to certain major corporate accounts. These types of programs may continue to be developed and used by various developers and publishers. While Microsoft Corporation ("Microsoft") and other vendors currently sell their products directly to end users, they have not attempted to completely bypass the reseller channel. Future efforts by such entities to bypass third-party sales channels could materially and adversely affect the Company's operations.

     In addition, certain major publishers, including Microsoft, have implemented programs for the master copy distribution or site licensing of software. These programs generally grant an organization the right to make a number of copies of software for distribution within the organization provided that the organization pays a fee to the developer for each copy made. Also, resellers and publishers may attempt to increase the volume of software products distributed electronically through down-loading to end users' microcomputers, through CD-ROM unlocking technology, through CD-ROM-based subscription services and through on-line shopping services. Any of these competitive programs, if successful, could have a material adverse effect on the Company's operations and financial condition.


DEPENDENCE UPON VENDORS

     As is customary in the industry, the Company has no long-term supply contracts with any of its suppliers. Substantially all the Company's contracts with its vendors are terminable upon 30 days' notice or less. Termination or interruption of the Company's relationships with its suppliers or modification of the terms of or discontinuance of their agreements with the Company could adversely affect the Company's operating results.

     Certain of the products offered by the Company may be subject to manufacturer allocations, which limit the number of units of manufacturers' products available to resellers, including the Company. The Company's business may be adversely affected if certain products become unavailable to the Company or if the number of units allocated to the Company becomes limited, whether such unavailability or limitation is due to the loss of authorized dealer status, allocation limitations or other conditions. Many key vendors finance portions of the cost of catalog publication and distribution based upon the amount of coverage given in the catalogs to their respective products. A reduction in or discontinuation of this practice could have a material adverse effect on the Company.


RAPID CHANGES IN SOFTWARE PRODUCTS AND RISK OF INVENTORY OBSOLESCENCE

     The software products industry is characterized by rapid technological change and the frequent introduction of new products and product enhancements.
The Company's success depends in large part on its ability to identify and obtain the right to market products that will meet the changing requirements of the marketplace. The Company has sought to minimize its inventory exposure through a variety of inventory control procedures and policies, including formal and informal vendor price protection programs. In order to satisfy customer demand and to obtain greater purchasing discounts, the Company expects to carry increased inventory levels of certain products in the future. In addition, large software firms continue to develop products that include the features of utility and subroutine products published and/or sold by the Company in their software languages, thus rendering certain of such products unnecessary. Additionally, if the growth rate of the personal computer market were to decrease, with a corresponding decrease in demand for computer software, the Company's operating results could be adversely affected. There can be no assurance that the Company will be able to identify and offer products necessary to remain competitive or avoid losses related to obsolete inventory, or that unexpected new product introductions will not have a material adverse effect on the demand for the Company's inventory.


STOCK VOLATILITY

     The technology sector of the United States stock markets has experienced substantial volatility in recent periods. Numerous conditions which impact the technology sector or the stock market in general or the Company in particular, whether or not such events relate to or reflect upon the Company's operating performance, could adversely affect the market price of the Company's Common Stock. Furthermore, fluctuations in the Company's operating results, announcements regarding litigation, the loss of a significant vendor, increased competition, reduced vendor incentives and trade credit, higher postage and operating expenses, and other developments, could have a significant impact on the market price of the Company's Common Stock.


ACQUISITIONS STRATEGY

     The Company plans to continue to pursue acquisitions of complementary businesses. However, there can be no assurance that suitable acquisitions will be available to the Company on acceptable terms, that financing for future acquisitions will be available on acceptable terms, that future acquisitions will be advantageous to the Company or that anticipated benefits of such acquisitions will be realized. The pursuit, timing and integration of possible future acquisitions may cause substantial fluctuations in operating results.


STATE SALES TAX COLLECTION

     The Company presently collects state sales tax, or other similar tax, only on sales of products to residents of the state of New Jersey. Various states have tried to impose on direct marketers the burden of collecting state sales taxes on the sale of products shipped to state residents. The United States Supreme Court has affirmed its position that it is unlawful for a state to impose state sales tax collection obligations on an out-of-state mail order company whose only contacts with the state are the distribution of catalogs and other advertising materials through the mail and subsequent delivery of purchased goods by parcel post and interstate common carriers. However, it is possible that legislation may be passed to overturn such decision or the Supreme Court may change its position. Additionally, it is currently uncertain as to whether electronic commerce, which will likely include the Company's Internet sales activities, will be subject to state sales tax. The imposition of new state sales tax collection obligations on the Company in states to which it ships products would result in additional administrative expenses to the Company and could result in price increases to the customer, which could adversely affect the Company's business, financial condition and results of operations.

YEAR 2000 COMPLIANCE

     The Company presently believes that with minor modifications to existing operating systems, the Year 2000 Issue will not pose significant operational problems for its computer systems. The Company expects the costs for these modifications to be minimal.

     The Company uses software and related technologies throughout its business that will be affected by the Year 2000 problem common to most businesses concerning the inability of information systems, primarily computer software programs, to properly recognize and process date sensitive information as the year 2000 approaches. The Company is evaluating its software operating systems to improve its operations and achieve Year 2000 compliance. While the Company's review and assessment of its internal systems is still in process, the Company expects that any required modifications will not have a material effect on the Company's operating results. However, in the event that the Company's key vendors cannot provide the Company with software products that meet Year 2000 requirements on a timely basis, or if customers delay or forego software purchases based upon Year 2000 related issues, the Company's operating results could be materially adversely affected. In general as a reseller of software products, the company only passes through to its customers the applicable vendors' warranties. The Company's operating results could be materially adversely affected, however, if it were held liable for the failure of software products resold by the Company to be year 2000 compliant despite its disclaimer of software product warranties.


                                 USE OF PROCEEDS

     The shares covered by this prospectus are being offered by certain selling security holders and not by our company. Consequently, we will not receive any proceeds from the sale of these shares. However, we may receive the proceeds from the exercise of certain stock options as described below.

     The shares that may be sold under this prospectus consist of shares that the selling security holders may acquire in the future pursuant to certain stock options that we have granted to them. In order for a selling security holder to acquire any such shares, the selling security holder will be required to pay to us the exercise price specified in the relevant option. We intend to use any proceeds that we receive from the exercise of such options for working capital and our general corporate purposes.


                              SELLING STOCKHOLDERS

     The selling security holders identified in this prospectus may sell, from time to time, up to 1,344,951 shares of our common stock. These shares may be sold over an extended period of time.

     The selling security holders that may sell shares pursuant to this prospectus are the current and former officers, directors and employees of our company that are identified on the table attached as Annex I hereto. The table shows the number of shares that each selling security holder may sell pursuant to this prospectus. If a selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (1) the transfer was a private placement and (2) the transferee is identified in a supplement to this prospectus. The table does not list certain selling security holders who are non-affiliates of the Company and who hold less than 1,000 of the shares issuable under the plans to which this prospectus relates. These unnamed persons may also use this prospectus to sell their shares.

                              PLAN OF DISTRIBUTION

     The selling security holders may sell shares:

     o through the Nasdaq National Market System, in the over-the-counter market, in privately negotiated transactions or otherwise;

     o    directly  to  purchasers  or  through  agents,  brokers,   dealers  or
          underwriters; and

     o at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     If a selling security holder sells shares through agents, brokers, dealers or underwriters, such agents, brokers, dealers or underwriters may receive compensation in the form of discounts, commissions or concessions. Such compensation may be greater than customary compensation.

     To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

     Sales of the Shares offered hereby may be made on NASDAQ/NMS or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.


                                  LEGAL MATTERS

     Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus will be passed upon for us by Golenbock, Eiseman, Assor & Bell, 437 Madison Avenue, New York, New York 10022.

                                                                         ANNEX I

                                                 Number of Shares       Number of
                                                 of Common Stock        Shares of        Number of Shares of
                                                 Beneficially           Common           Common Stock Beneficially
                           Relationship with     Owned Prior to         Stock            Owned After Completion of
Selling Stockholder        the Company           Offering(1)            Offered(1)       the Offering(2)
-------------------        -----------------     --------------         ----------       -------------------------
                                                                                                          Percentage
                                                                                                          of Total
                                                                                                          Shares
                                                                                         Number           Outstanding
                                                                                         ------           -----------
William H. Willett         President, Chief      228,750                 200,000          28,750           *
                           Executive Officer
                           and Director

Peter W. Lorenz            Vice President -      321,594                  50,000         271,594          5.3
                           European
                           Corporate
                           Reseller
                           Operations

John P. Broderick          Chief Financial       101,500                  68,500          33,000           *
                           Officer, Vice
                           President -
                           Finance and
                           Treasurer

Jeffrey Largiader          Vice President -       91,050                  42,300          48,750          1.0
                           Marketing

Kathleen Innacelli         Vice President -       53,400                  25,900          27,500           *
                           Advertising
F. Duffield                Director               46,275                  15,000          31,275           *
Meyercord

Edwin Morgens              Director              164,921                  15,000         149,921          3.0

Allan Weingarten           Director               34,750                  33,750           1,000           *

Roger Paradis              Former President,      65,000                  50,000           1,000           *
                           Chief Executive
                           Officer and
                           Director

Joseph V. Popolo           Former Executive      116,350                  30,100          86,250          1.7
                           Vice President

Thomas P. DeGarmo          Former Vice            15,400                  15,400               0           *
                           President

                                                 Number of Shares       Number of
                                                 of Common Stock        Shares of        Number of Shares of
                                                 Beneficially           Common           Common Stock Beneficially
                           Relationship with     Owned Prior to         Stock            Owned After Completion of
Selling Stockholder        the Company           Offering(1)            Offered(1)       the Offering(2)
-------------------        -----------------     --------------         ----------       -------------------------
                                                                                                          Percentage
                                                                                                          of Total
                                                                                                          Shares
                                                                                         Number           Outstanding
                                                                                         ------           -----------
Jane Altar                 Employee                4,000                   1,750           2,250           *

Russell Betts              Employee                1,500                   1,500               0           *

Joan Carlson               Employee                3,250                   1,000           2,250           *

Mauro Ciacci               Employee                3,250                   2,000           1,250           *

William Cloherty           Employee                1,500                   1,500               0

John Funck                 Employee                3,000                   1,750           1,250           *

Marcia Galvez              Employee                2,000                   2,000               0

Ronald Gutman              Employee                7,500                   7,500               0

Daniel Jamieson            Employee                2,500                   2,500               0

Nancy Cotter               Employee                5,301                   2,751           2,550           *

Thorston Kolbinger         Employee                3,500                   3,500               0

Steve McNamara             Employee                5,000                   5,000               0

David LeCat                Employee                6,000                   6,000               0

Vito Legrottaglie          Employee                7,500                   7,500               0

Peter Lindsey              Managing               31,000                  31,000               0
                           Director-
                           Systematika Ltd.

Colleen Minton             Employee                2,500                   2,500               0

Simon Ninjens              Employee                5,000                   5,000               0

Susan Orr                  Employee                3,500                   3,500               0

Karen Ruane                Employee                2,000                   1,250             750           *

Jack Schwinn               National Sales         20,640                  11,000           9,640           *
                           Director

Peter Smith                Employee                1,000                   1,000               0

Allison Sorrento           Employee                2,000                   2,000               0

Douglas Stevens            Employee                4,000                   1,750           2,250           *

                                                 Number of Shares       Number of
                                                 of Common Stock        Shares of        Number of Shares of
                                                 Beneficially           Common           Common Stock Beneficially
                           Relationship with     Owned Prior to         Stock            Owned After Completion of
Selling Stockholder        the Company           Offering(1)            Offered(1)       the Offering(2)
-------------------        -----------------     --------------         ----------       -------------------------
                                                                                                          Percentage
                                                                                                          of Total
                                                                                                          Shares
                                                                                         Number           Outstanding
                                                                                         ------           -----------
Dagobert Von               Employee                4,750                  1,000            3,750           *
Schneyder

Edgar Von Schneyder        Employee                1,000                  1,000                0
Frans Van der Helm         Vice President         20,000                 20,000                0
                           and COO-Europe

Harry Van der Voort        Employee               10,000                 10,000                0
Ruud Van Noort             Managing               30,000                 30,000                0
                           Director-
                           Logicsoft B.V.

Lynda Wechkus              Employee                1,500                  1,500                0

----------
     *    Less than 1%.

     (1) To the Company's knowledge, includes all shares of Common Stock previously acquired by the Selling Stockholder under the Plans or issuable to the Selling Stockholder upon exercise of outstanding options granted under the Plans, including options which had not vested as of, or would not vest within 60 days of, the date of this Prospectus. Also includes shares that may be jointly owned with such Selling Stockholders' spouse and other shares as to which the Selling Stockholder disclaims beneficial ownership.

     (2) Assumes that all options are exercised and all shares offered hereby are sold, that no additional shares will be acquired and that no shares other than those offered hereby will be sold.

=======================================  =======================================
No  dealer,   salesman,  or  any  other
person has been  authorized to give any                ------------
information     or    to    make    any
representation    contained   in   this
Prospectus  in   connection   with  the                PROGRAMMER'S
offering made hereby. You must not rely               PARADISE, INC.
on  any  unauthorized   information  or
representations.  This Prospectus is an
offer to sell or a  solicitation  of an
offer to buy only  the  shares  offered
hereby,  but only  under  circumstances              1,344,951 SHARES
and in jurisdictions where it is lawful                     OF
to do so. The information  contained in                COMMON STOCK
this  Prospectus  is current only as of
its date.

           TABLE OF CONTENTS
                                                       ------------
                                   Page
                                                        PROSPECTUS
Where You Can Find More Information..3
Incorporation by Reference...........3                 ------------
The Company..........................4
Risk Factors.........................4
Use of Proceeds......................8
Selling Stockholders.................8
Plan of Distribution.................9
Legal Matters........................9               February 12, 1999
Experts..............................9

=======================================  =======================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Incorporated herein by reference and made a part of the Registration Statement are the following documents filed by the Company with the Commission:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (2) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

          (3) the Company's Quarterly Report on Form 10-Q for the three and six months ended June 30, 1998;

          (4) the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 1998;

          (5) the Company's Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 1998, for its Annual Meeting of Stockholders held on June 16, 1998; and

          (6) the  description  of the Common Stock,  which is registered  under
Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A dated July 18, 1995.

          All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          A copy of any and all of the information included in documents (but not exhibits thereto except to the extent exhibits have been incorporated in such documents) that have been incorporated by reference in this Registration Statement but which are not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus is delivered, upon the oral or written request of such person. Such requests should be directed to Programmer's Paradise, Inc., 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702, Attention: Chief Executive Officer.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Delaware General Corporation Law, Section 102(b)(7), subject to certain exceptions, enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Article Eleven of the Company's Certificate of Incorporation includes the following language:

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the G.C.L.; or (iv) for any transaction from which the Director derived an improper personal benefit. If the G.C.L. is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the G.C.L., as so amended. The provisions of this ARTICLE VI are not intended to, and shall not, limit, supersede or modify any other defense available to a Director under applicable law. Any repeal or modification of this ARTICLE VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to the time of such repeal or modification.

          Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. Article Nine of the Company's Bylaws includes the following language:

          (a) As provided in the Restated Certificate of Incorporation of the Corporation, to the fullest extent permitted by the Delaware Statute as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director.

          (b) Without limitation of any right conferred by paragraph (a) of this
          Section 1, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, testators, intestates, executors and administrators; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided further, however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except as provided in Section 1(c) of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided further, however, that, if the Delaware Statute requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking") by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

          (c) If a claim under Section (b) of this Article IX is not paid in full by the Corporation with 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware Statute. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware Statute. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Statute, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

          (d) The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          In furtherance of these provisions, the Company has entered into indemnification agreements with its current officers and directors and maintains standard forms of officers' and directors' liability insurance policies.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          The Company has relied upon Section 4(2) of the Securities Act and Rule 701 promulgated thereunder with respect to restricted securities to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS

          4.1       1986 Stock Option Plan  (incorporated  by reference from the
                    registrant's   Registration   Statement   on  Form   S-1  or
                    amendments thereto (File No. 33-92810)).

          4.2 1995 Stock Plan, as amended (incorporated by reference from Exhibit A to the registrant's Proxy Statement, dated April 30, 1998, for its 1998 Annual Meeting of Stockholders held on June 16, 1998).

          4.3 1995 Non-Employee Director Plan, as amended (incorporated by reference from Exhibit B to the registrant's Proxy Statement, dated April 30, 1998, for its 1998 Annual Meeting of Stockholders held on June 16, 1998).

          5         Opinion of Golenbock,  Eiseman,  Assor & Bell dated February
                    11, 1999.

          23.1      Consent of  Golenbock,  Eiseman,  Assor & Bell  (included in
                    Exhibit 5).

          23.2      Consent of Ernst & Young LLP.

          24        Power of Attorney executed by the Officers and Directors who
                    signed  this   Registration   Statement  set  forth  on  the
                    signature page hereto.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee' table in the effective Registration Statement;

                    (iii) To include any material information with respect To the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any anion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shrewsbury and State of New Jersey on this 11th day of February, 1999.

                                    PROGRAMMER'S PARADISE, INC.

                                    By:      /s/ William H. Willett
                                       -----------------------------------------
                                    Name: William H. Willett
                                    Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose  signature  appears below hereby appoints each of William
H. Willett and John P. Broderick as his attorney-in-fact, with full power of substitution, to execute in his name, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ William H. Willett
--------------------------------            President, Chief                               February 11, 1999
William H. Willett                          Executive Officer
                                            and Director (principal
                                            executive officer)
/s/ John P. Broderick
--------------------------------            Chief Financial Officer                        February 11, 1999
John P. Broderick                           (principal financial and
                                            accounting officer)


/s/ Edwin H. Morgens
--------------------------------            Director                                       February 11, 1999
Edwin H. Morgens


/s/ Allan Weingarten
--------------------------------            Director                                       February 11, 1999
Allan Weingarten


/s/ Duffield Meyercord
--------------------------------            Director                                       February 11, 1999
F. Duffield Meyercord

                                  EXHIBIT INDEX

Exhibit

4.1       1986  Stock  Option  Plan   (incorporated   by   reference   from  the
          registrant's Registration Statement on Form S-1 or amendments thereto (File No. 33-92810).

4.2 1995 Stock Plan, as amended (incorporated by reference from Exhibit A to the registrant's Proxy Statement, dated April 30, 1998, for its 1998 Annual Meeting of Stockholders held on June 16, 1998).

4.3 1995 Non-Employee Director Plan, as amended (incorporated by reference from Exhibit B to the registrant's Proxy Statement, dated April 30, 1998, for its 1998 Annual Meeting of Stockholders held on June 16,
          1998).

5         Opinion of Golenbock, Eiseman, Assor & Bell dated February 11, 1999.

23.1      Consent of Golenbock, Eiseman, Assor & Bell (included in Exhibit 5).

23.2      Consent of Ernst & Young LLP.

24 Power of Attorney executed by the Officers and Directors who signed this Registration Statement set forth on the signature page hereto.